Exhibit 8.1

1000 Wilshire Boulevard Suite 1500 Los Angeles, CA 90017 213.891.0700 Phone 213.896.0400 Fax

April 22, 2022

Manscaped, Inc.
3753 Howard Hughes Parkway, Suite 200
Las Vegas, Nevada 89169

Dear Manscaped, Inc.:

We have acted as counsel to Manscaped, Inc., a Delaware corporation (“Manscaped, Inc.”), in connection with the transactions contemplated by the Business Combination Agreement, dated as of November 22, 2021, by and among Bright Lights Acquisition Corp., a Delaware corporation (“Bright Lights”), Manscaped Holdings, Inc. (fka Bright Lights Parent Corp.), a Delaware corporation (“ParentCo”), Mower Intermediate Holdings, Inc., a Delaware corporation (“Intermediate Holdco”), Mower Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”), Mower Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub LLC”), and Manscaped Holdings, LLC, a Delaware limited liability company (“Manscaped LLC”), as amended by the First Amendment to the Business Combination Agreement, dated as of January 10, 2022 (the “Business Combination Agreement”).

We are furnishing this opinion in connection with the filing of the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the related proxy statement/prospectus, each relating to certain proposed transactions pursuant to the Business Combination Agreement and to which this opinion will appear as an exhibit and each as amended and supplemented through the date hereof (collectively, the “Registration Statement”). Pursuant to the Business Combination Agreement, (i) Merger Sub Corp will merge with and into Manscaped, Inc. with Manscaped, Inc. surviving, after which (ii) Manscaped, Inc. will merge with and into Merger Sub LLC with Merger Sub LLC surviving (collectively, the “Mergers”).

In rendering this opinion, we have relied, with your permission, on the representations made to us by Bright Lights, ParentCo, Merger Sub Corp, Merger Sub LLC, Manscaped, Inc., and Manscaped LLC in the certificates delivered to us by Bright Lights, ParentCo, Merger Sub Corp, and Merger Sub LLC and by Manscaped, Inc. and Manscaped LLC, each dated as of the date hereof (collectively, the “Certificates of Representations”).

In our capacity as counsel to Manscaped, Inc. and for purposes of rendering this opinion, we have examined and relied upon, with your consent: (i) the Business Combination Agreement; (ii) the Certificates of Representations; (iii) the Registration Statement; and (iv) such other documents we considered relevant to our analysis. We have not undertaken to independently verify, and have not verified, any of the facts that we have relied upon when rendering this opinion and you have not asked us to do so, provided that we have not become aware, during the course of our representation, that any of these facts are not true.

April 22, 2022

Manscaped, Inc.

In our examination of documents, we have assumed (i) the authenticity of all documents and records submitted to us as originals, (ii) the conformity of all documents and records submitted to us as copies to the original documents and records, (iii) the genuineness of signatures, (iv) the legal capacity of signatories, (v) that the final executed versions of all documents submitted to us as drafts will be identical in all material respects to the versions most recently supplied to us, and (vi) that each such final version will be valid and enforceable in accordance with its terms.

We have assumed with your consent, in rendering the opinion set forth below, that:

(a) The Mergers will be consummated in accordance with the provisions of the Business Combination Agreement (without waiver or modification of any provision thereof);

(b) The statements concerning the Mergers set forth in the Business Combination Agreement, the Registration Statement, and the other documents described therein are true, complete, and correct and will be true, complete, and correct as of the Second Effective Time and the Third Effective Time (each, as defined in the Business Combination Agreement);

(c) Each of the representations and certifications made in the future tense in the Certificates of Representations will be true, complete, and correct at the time or times contemplated by such representation or certification;

(d) The representations and certifications made in the Certificates of Representations are true, complete, and correct and will be true, complete, and correct as of the Second Effective Time and the Third Effective Time;

(e) Any representations or certifications made in the Certificates of Representations or the Business Combination Agreement qualified by belief, knowledge, materiality, or any similar qualification are true, correct, and complete without such qualification; and

April 22, 2022

Manscaped, Inc.

(f) The parties to the Business Combination Agreement have complied with and, if applicable, will continue to comply with, the covenants and obligations contained in the Business Combination Agreement and the other documents described therein.

If any of these assumptions is untrue in any material respect, our opinion as expressed below may be adversely affected and may not be relied upon.

Our opinion is limited to United States federal income tax law, and is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), the United States federal income tax regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authorities, and public positions of the Internal Revenue Service (the “IRS”), all as in effect of the date hereof. The provisions of the Code, the Treasury Regulations, IRS administrative pronouncements, and case law upon which our opinion is based could be changed at any time, perhaps with retroactive effect, and any such change could adversely affect our conclusion set forth below. In addition, some issues under existing law that could significantly affect our opinion have not yet been addressed authoritatively by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusion.

In addition, our opinion is based upon facts and circumstances as they exist as of the date hereof, and any change in the facts as set forth herein could affect the opinion expressed herein, perhaps adversely.

On the basis of, and subject to the foregoing, and in reliance upon the representations and assumptions described above and the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” we are of the opinion that [he Mergers should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. We assume no obligation to update or supplement our opinion to reflect any change in applicable laws or the facts or circumstances that may hereafter come to our attention. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and it is intended that this opinion is to be solely for the benefit of the holders of shares of Manscaped, Inc. stock in connection with the Mergers. This opinion is not to be relied upon by any other person or entity, including but not limited to Bright Lights, ParentCo, and their shareholders, or used for any other purpose without our prior written consent.

April 22, 2022

Manscaped, Inc.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very truly yours,

/s/ Buchalter, A Professional Corporation